Exhibit 99.1

PRESS RELEASE
For Immediate Distribution	Contact: Intrepid Potash, Inc.
William I. Kent
Phone: 303-296-3006

Intrepid Potash, Inc. Announces Preliminary Third Quarter 2011 Sales and

Production Results and a Capital Projects Update, and Schedules Third Quarter 2011 Conference Call

Denver, Colorado; October 13, 2011 — Intrepid Potash, Inc. (“Intrepid”) (NYSE:IPI) announced today preliminary sales and production results for the third quarter 2011 and provided an update regarding three major capital projects.

Preliminary Sales and Production Results

On a preliminary basis, during the third quarter of 2011, Intrepid estimates that it produced between 165,000 and 175,000 tons of potash and sold between 185,000 and 195,000 tons of potash.  Production results for the quarter were consistent with expectations, as the scheduled shut-down for annual maintenance work was completed at the East mine and plant near Carlsbad, New Mexico, and the Moab, Utah mine completed its summer evaporation season and commenced harvest in mid-September.  The lower relative production realized during the quarter will increase the cash costs per ton of production realized in the quarter and the ensuing periods when the produced inventory is sold.

Intrepid estimates its average net realized sales price for potash sold during the quarter was approximately $485 — $495 per ton, an increase of approximately $23 to $33 per ton, over the second quarter of 2011.  Potash sales during the quarter were affected by certain customer requests to delay shipment of committed orders of potash due to interruptions in rail service caused by persistent high water levels in certain customer locations along the Missouri River.  Additionally, the severe drought conditions in much of Texas continued to reduce demand in that state.  Intrepid was successful in marketing traditional Texas potash volumes into other markets less affected by weather, albeit at higher freight costs.

On a preliminary basis, during the third quarter of 2011, Intrepid estimates that it produced approximately 30,000 — 35,000 tons of Trio® and sold approximately 50,000 — 55,000 tons of Trio®.  Intrepid estimates that its average net realized sales price for Trio® during the quarter was approximately $245 — $255 per ton.

Intrepid reports “average net realized sales price,” which is an operating performance measure.  Average net realized sales prices are derived by subtracting freight costs from gross sales revenue and then dividing this result by sales tons.

Langbeinite Recovery Improvement Project Update

Intrepid continues to make positive progress towards the commissioning of the Langbeinite Recovery Improvement Project being constructed at its East Mine near Carlsbad, New Mexico.  Portions of the new construction were tied into the existing East plant during the aforementioned maintenance turnaround in September.  Intrepid expects the commissioning of the new higher recovery Dense Media Separation plant to occur by the end of 2011 and of the granulation plant early in 2012.  The project remains on budget with an estimated total capital investment of approximately $85 - $90 million.

HB Solar Solution Mine Update

The HB Solar Solution Mine project near Carlsbad, New Mexico, remains on track for an anticipated Record of Decision on the project from the Bureau of Land Management in the first quarter of 2012.  Intrepid expects to provide an updated capital investment estimate for the project during the fourth quarter.

North Compaction Project

Intrepid’s Board of Directors recently approved the construction of a new compaction plant to replace its current compaction facility at its North plant, near Carlsbad, New Mexico.  The North compaction project is designed to increase the capacity of the North plant to handle all of the anticipated production from the HB Solar Solution Mine project and the planned expansions of mining and milling capacity at the West mine, near Carlsbad, New Mexico.  The North compaction project is expected to be completed in two phases to coincide with these production increases, with completion of the first phase planned for early 2013 and completion of the second phase planned for 2014.  Intrepid expects to initiate the permitting process for this project in the fourth quarter of 2011.  Total capital investment for the project is expected to be approximately $95 to $100 million, of which approximately $11 million has been invested to date.

Third Quarter 2011 Conference Call

Intrepid is scheduled to release third quarter 2011 financial results after market close on Wednesday, November 2, 2011.  The teleconference call to discuss third quarter 2011 results is scheduled for Thursday, November 3, 2011, at 8:00 a.m. MDT (10:00 a.m. EDT).  The call participation number is (800) 319-4610.  A recording of the conference call will be available two hours after the completion of the call at (800) 319-6413.  International participants can dial (412) 858-4600 to take part in the conference call and can access a replay of the call at (412) 317-0088.  The replay of the call will require the input of the conference identification number 763324.  The call will also be streamed on the Intrepid website, www.intrepidpotash.com.  In addition, the press release announcing third quarter 2011 results will be available on the Intrepid website before the call under “Investor Relations - Press Releases.”  An audio recording of the conference call will be available at www.intrepidpotash.com through December 3, 2011.

Intrepid is the largest producer of potash in the U.S. and is dedicated to the production and marketing of potash and Trio®, a product produced from langbeinite ore.  Intrepid owns five active potash production facilities — three in New Mexico and two in Utah.

Intrepid routinely posts important information about its business on its website under the Investor Relations tab.  The website address for Intrepid is www.intrepidpotash.com.

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Certain statements in this press release, and other written or oral statements made by or on behalf of us, are “forward-looking statements” within the meaning of the federal securities laws.  Statements regarding future events and developments and our future performance, as well as management’s expectations, beliefs, plans, estimates or projections relating to the future, including statements regarding guidance, are forward-looking statements within the meaning of these laws.  Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, there can be no assurance that the expectations will be realized.  These forward-looking statements are subject to a number of known and unknown risks and uncertainties, many of which are beyond our control that could cause actual results to differ materially and adversely from such statements.  These risks and uncertainties include: changes in the price of potash or Trio®; operational difficulties at our facilities that limit production of our products; interruptions in railcar or truck transportation services; the ability to hire and retain qualified employees; changes in demand and/or supply for potash or Trio®/langbeinite; changes in our reserve estimates; our ability to successfully execute the projects that are essential to our business strategy, including but not limited to the development of the HB Solar Solution mine as a solution mine and the further development of our langbeinite recovery assets; weather risks affecting net evaporation rates at our solar solution mining operations; changes in the prices of our raw materials, including but not limited to the price of chemicals, natural gas and power; fluctuations in the costs of transporting our products to customers; changes in labor costs and availability of labor with mining expertise; the impact of federal, state or local government regulations, including but not limited to environmental and mining regulations, and the enforcement of such regulations; obtaining permitting for applicable federal and state agencies related to the construction and operation of assets; competition in the fertilizer industry; declines in U.S. or world agricultural production; declines in use by the oil and gas industry of potash products in drilling operations; changes in economic conditions; adverse weather events at our facilities; our ability to comply with covenants inherent in our current and future debt obligations to avoid defaulting under those agreements; disruption in credit markets; our ability to secure additional federal and state potash leases to expand our existing mining operations; and governmental policy changes that may adversely affect our business and the risk factors detailed in our filings with the U.S. Securities and Exchange Commission.  Please refer to those filings for more information on these risk factors.  These forward-looking statements speak only as of the date of this press release, and, except as required by law we undertake no obligation to publicly update or revise any forward-looking statement, whether as the result of future events, new information or otherwise.